Exhibit 23.2

       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration
Statement of our report dated August 4, 1995 included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1995, and to all references to our firm included in this Registration Statement.


s/Arthur Andersen
ARTHUR ANDERSEN LLP


New York, New York
January 4, 1996